UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

First Niagara Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on July 29, 2016 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 30, 2015 (the “Merger Agreement”), by and between KeyCorp, an Ohio corporation (“KeyCorp”), and First Niagara Financial Group, Inc., a Delaware corporation (“First Niagara”), with the merger of First Niagara with and into KeyCorp, with KeyCorp as the surviving entity (the “Merger”), being effective on August 1, 2016.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2016, pursuant to the Merger Agreement, First Niagara merged with and into KeyCorp, with KeyCorp as the surviving entity.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of First Niagara’s common stock (other than shares held in treasury by First Niagara or otherwise owned by KeyCorp or First Niagara (with limited exceptions)) became entitled to receive, for each share of First Niagara common stock issued and outstanding immediately prior to the Effective Time, 0.680 shares (the “Exchange Ratio”) of KeyCorp common stock and $2.30 in cash (collectively, the “Merger Consideration”).

At the Effective Time, holders of First Niagara’s preferred stock became entitled to receive, for each share of First Niagara Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B, issued and outstanding immediately prior to the Effective Time (“First Niagara Preferred Stock”), one share of a newly issued series of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series C (the “New KeyCorp Preferred Stock”), which has such rights, preferences, privileges and voting powers, and limitations and restrictions that are not materially less favorable to the holder thereof than the rights, preferences, privileges and voting powers of First Niagara Preferred Stock.

At the Effective Time, each option granted by First Niagara to purchase shares of First Niagara common stock was converted into an option to purchase KeyCorp common stock (rounded down to the nearest whole share) on the same terms and conditions, including vesting, as were applicable prior to the Merger, subject to adjustment of the exercise price and the number of shares of KeyCorp common stock issuable upon exercise of such option based on the sum of (a) the Exchange Ratio and (b) $2.30 divided by $11.63, the volume weighted average closing price of KeyCorp common stock on the New York Stock Exchange for the five trading days ending the day prior to the Closing Date.

At the Effective Time, each First Niagara restricted stock award and restricted stock unit award converted into the right to receive a number of shares, or into a restricted stock unit award for a number of shares (subject to the same terms and conditions, including vesting, as were applicable prior to the Merger, and with any performance-based vesting conditions applicable to such restricted stock unit awards immediately prior to the Effective Time deemed satisfied at target level), respectively, of KeyCorp common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock subject to such restricted stock award or restricted stock unit award multiplied by (b) the sum of (i) the Exchange Ratio and (ii) $2.30 divided by $11.63, the volume weighted average closing price of KeyCorp common stock on the New York Stock Exchange for the five trading days ending the day prior to the Closing Date. At the Effective Time, fractional shares of First Niagara common stock subject to a First Niagara restricted stock unit award converted into the right to receive a pro rata portion of the Merger Consideration with respect to such fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of First Niagara’s Current Report on Form 8-K filed on November 2, 2015, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, First Niagara no longer fulfills the listing requirements of the NASDAQ Stock Market (the “NASDAQ”) or the New York Stock Exchange (the “NYSE”). On July 29, 2016, First Niagara notified the

NASDAQ that the transaction had closed and requested that the NASDAQ (i) suspend trading of First Niagara’s common stock on the NASDAQ, (ii) withdraw First Niagara’s common stock from listing on the NASDAQ following the close of trading on July 29, 2016 and (iii) file with the SEC a notification of delisting of First Niagara’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). On July 29, 2016, First Niagara also notified the NYSE that the transaction had closed and requested that the NYSE (i) suspend trading of the First Niagara Preferred Stock on the NYSE, (ii) withdraw the First Niagara Preferred Stock from listing on the NYSE following the close of trading on July 29, 2016 and (iii) file with the SEC a notification of delisting of the First Niagara Preferred Stock under Section 12(b) of the Exchange Act. As a result, First Niagara’s common stock will no longer be listed on the NASDAQ and the First Niagara Preferred Stock will no longer be listed on the NYSE.

Additionally, First Niagara intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of First Niagara’s common stock and the First Niagara Preferred Stock under Section 12(g) of the Exchange Act and the suspension of First Niagara’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, (i) each outstanding share of First Niagara’s common stock (other than shares held in treasury by First Niagara or otherwise owned by KeyCorp or First Niagara (with limited exceptions)) was converted into the right to receive the Merger Consideration, (ii) each outstanding share of First Niagara Preferred Stock was converted into the right to receive a share of New KeyCorp Preferred Stock, (iii) each First Niagara stock option was converted into an option to purchase KeyCorp common stock and (iv) each First Niagara restricted stock award and restricted stock unit award was converted into the right to receive the number of shares, or restricted stock unit awards for a number of shares, of KeyCorp common stock specified in the Merger Agreement.

In connection with the Merger, KeyCorp assumed certain obligations of First Niagara with respect to its outstanding 6.75% Senior Notes due 2020 (the “Senior Notes”) and 7.25% Subordinated Notes due 2021 (the “Subordinated Notes”), as set forth below.

In connection with the Merger, First Niagara, KeyCorp, and The Bank of New York Mellon entered into the Third Supplemental Indenture (the “Senior Notes Supplemental Indenture”), dated as of August 1, 2016, pursuant to which KeyCorp assumed the obligation to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by First Niagara under the Indenture, dated as of September 4, 2009, between First Niagara and The Bank of New York Mellon, as Trustee (as supplemented by the Second Supplemental Indenture, dated as of March 19, 2010), relating to the Senior Notes.

Also in connection with the Merger, First Niagara, KeyCorp, and U.S. Bank National Association entered into the Second Supplemental Indenture (the “Subordinated Notes Supplemental Indenture,” and together with the Senior Notes Supplemental Indenture, the “Supplemental Indentures”), dated as of August 1, 2016, pursuant to which KeyCorp assumed the obligation to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by First Niagara under the Indenture, dated as of March 16, 2010, between First Niagara and U.S. Bank National Association, as Trustee (as supplemented by the First Supplemental Indenture, dated as of December 13, 2011), relating to the Subordinated Notes.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the applicable documents, which are filed as Exhibits 4.1 and 4.2 hereto, and are incorporated herein by reference.

The information set forth under Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On August 1, 2016, First Niagara merged with and into KeyCorp pursuant to the Merger Agreement, with KeyCorp as the surviving entity.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective upon the consummation of the Merger, First Niagara’s directors and executive officers ceased serving as directors and executive officers of First Niagara. At the Effective Time, Gary M. Crosby, the former President and Chief Executive Officer of First Niagara, and Austin A. Adams and Carlton L. Highsmith, former directors of First Niagara, were appointed as directors of KeyCorp.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Certificate of Incorporation and the Amended and Restated Bylaws of First Niagara ceased to be in effect by operation of law and the organizational documents of KeyCorp (as successor to First Niagara by operation of law) will be the Second Amended and Restated Articles of Incorporation and Second Amended and Restated Regulations of KeyCorp, consistent with the terms of the Merger Agreement. A copy of the Articles of Incorporation and Regulations of KeyCorp are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KeyCorp, as successor to
First Niagara Financial Group, Inc.

Date: August 1, 2016	By:	/s/ Donald R. Kimble
	Name:	Donald R. Kimble
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and between KeyCorp and First Niagara Financial Group, Inc. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8- K, filed by First Niagara Financial Group, Inc. on November 2, 2015).

3.1	Second Amended and Restated Articles of Incorporation of KeyCorp.

3.2	Second Amended and Restated Regulations of KeyCorp (incorporated herein by reference to Exhibit 3 of the Quarterly Report on Form 10-Q, filed by KeyCorp on May 5, 2016).

4.1	Third Supplemental Indenture, dated as of August 1, 2016, by and between First Niagara Financial Group, Inc., KeyCorp, and The Bank of New York Mellon, as Trustee (relating to 6.75% Senior Notes).

4.2	Second Supplemental Indenture, dated as of August 1, 2016, by and between First Niagara Financial Group, Inc., KeyCorp, and U.S. Bank National Association, as Trustee (relating to 7.25% Subordinated Notes).